Exhibit 99.1 Press Release Dated December 22, 2004

                  ZUNICOM, INC. ANNOUNCES UNIVERSAL POWER GROUP
                  ---------------------------------------------
                 OBTAINS REPLACEMENT FINANCING WITH COMPASS BANK
                 -----------------------------------------------

CARROLLTON, TX - (PR NEWSWIRE) - December 22, 2004 - Zunicom, Inc. (OTCBB:ZNCM), parent company to Universal Power Group, Inc. and AlphaNet Hospitality Systems, Inc., today announced that Universal entered into a loan agreement with Compass Bank to replace its current lender, GE Commercial Credit, with a $12 million revolving line of credit at more favorable interest rates, lower fees, greater borrowing availability and other improved terms. The revolving line of credit will be secured by the assets of Universal including accounts receivable and inventory.

Ian Edmonds, Executive Vice President of Zunicom, noted, "We have been in ongoing negotiations with various lenders to obtain better terms on Universal's credit line, and are pleased that Compass Bank has come to the table with favorable terms and a local banking presence. We look forward to an exciting long term relationship with Compass as we continue to grow our Universal Power Group business."

About Zunicom, Inc.

Headquartered in Carrollton, Texas, Zunicom (www.zunicom.com) manages two wholly-owned subsidiaries, Universal Power Group, Inc., and AlphaNet Hospitality Systems, Inc. The Zunicom Group of Companies currently has over 70 employees.

Zunicom's operations through Universal Power Group (www.universalpowergroup.com) encompass the importation, sale and distribution of portable power and related portable-powered products to multiple industries including medical, security, mobility, consumer, industrial and more. In addition, Universal provides third-party fulfillment, procurement and logistics support services. Universal is one of the leading distributors of sealed lead acid batteries in the nation, and Universal's products are sold to original equipment manufacturers (OEMs) and distributors for use in the manufacture and sale of high-technology products such as computers, medical instrumentation, uninterruptible power supply systems, and security equipment. Universal also provides value-added custom battery pack assembly services. Universal's business offerings are broken down into the following groupings: Universal Battery, Universal Mobility, and Universal Security Distribution. Some of Universal's customers include Academy, Cabela's, ComCast Cable, Cox Communications, Radio Shack, Protection One, Time Warner, Brink's Home Security, The Scooter Store, and Pride Mobility.

Zunicom's operations through AlphaNet (www.alphanet.net) consists of the sale of business communication, productivity, connectivity and wireless internet solutions to the hospitality industry through licensing agreements. AlphaNet's product offerings include The InnRoom Business Center(TM), a private in-room facsimile and printing service; The Office(TM), a 24-hour unattended self-serve credit card activated hotel business center providing hotel guests with 24-hour convenient access to various business office services; the Laptop Connect(TM), a service which allows hotel guests the ability to connect their laptops to high speed internet access points located within the hotel by connecting a supplied


                                Exhibit 99.1 - 1
cable. Laptop Connect(TM); and the WaveLan(TM), a service that essentially enables hotels to provide their guests with public area wireless internet access in any number of locations including lobbies, meeting rooms, lounges, bars and restaurants. AlphaNet has over 200 hotel clients in the United States that represent more than 20 brands, such as Hyatt, Hilton, Intercontinental, Starwood, Marriott, Omni and Kimpton. In addition, AlphaNet licenses its products and services to other countries outside of the United States.

This release contains a number of forward-looking statements concerning the current expectations as to future results of operations, future growth and future performance of Zunicom, Inc. within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially depending on the various factors set forth under the caption "Forward-Looking Statements" in the company's annual report on Form 10-K for the year ended December 31, 2003 and accordingly, should be read in conjunction with the company's SEC filings.

                      FOR MORE INFORMATION, PLEASE CONTACT
                           ZUNICOM INVESTOR RELATIONS
                       469-892.1200, rhenesey@zunicom.com





































                                Exhibit 99.1 - 2